EXHIBIT 3.1
                                                                    -----------

                           Utah Department of Commerce
                   Division of Corporations & Commercial Code
                  160 East 300 South, 2nd Floor, PO Box 146705
                          Salt Lake City, UT 84114-6705
                         Service Center: (801) 530-4849
                    Toll Free: (877) 526-3994 Utah Residents
                               Fax: (801) 530-6438
                     Web Site: http://www.commerce.utah.gov


ROYAL OIL & GAS CORP.                                              April 7, 2005
117-8880 No. 1 Road
Richmond BC, Canada V7C 4C3
--------------------------------------------------------------------------------




                            CERTIFICATE OF EXISTENCE

Registration Number:                703237-0142
Business Name:                      ROYAL OIL & GAS CORP.
Registered Date: Entity             August 23, 1978
Type:                               CORPORATION - DOMESTIC - PROFIT
Current Status:                     GOOD STANDING

The Division of Corporations and Commercial Code of the State of Utah, custodian of the records of business registrations, certifies that the business entity on this certificate is authorized to transact business and was duly registered under the laws of the State of Utah. The Division also certifies that this entity has paid all fees and penalties owed to this state; its most recent annual report has been filed by the Division; and, that Articles of Dissolution have not been filed.

[SEAL]                              /s/ Kathy Berg
                                    Kathy Berg, Director
                                    Division of Corporation and Commercial Code

================================================================================
                            ARTICLES OF INCORPORATION

                                       of

                             PRICE CARD & GIFT, INC

         We, the undersigned, natural persons being more than twenty-one years of age, acting as incorporators of a corporation pursuant to the provisions of the Utah Business Corporation Act, do hereby adopt the following Articles of Incorporation for such Corporation:

                                    ARTICLE I
                                    ---------
                                      NAME
                                      ----

         The name of the corporation hereby created shall be:

                            Price Card & Gift, Inc.


                                   ARTICLE II
                                   ----------
                                    DURATION
                                    --------

         The Corporation shall continue in existence perpetually unless sooner dissolved according to law.


                                  ARTICLE III
                                  -----------
                                    PURPOSE
                                    -------

         The purpose or purposes for which the corporation is organized are:

         1. To operate a general retail business engaged in the sale of cards, gifts, notions, books, stationary and other items of social expression and to do any and all things necessary or convenient to accomplish such purposes.

         2. To engage in any other business or enterprise and any other acts or activities for which corporations may be organized under the laws of the State of Utah and to exercise such other powers and engage in all transactions as permitted by the law of the State of Utah


                                   ARTICLE IV
                                   ----------
                                 CAPITALIZATION
                                 --------------

         The corporation is authorized to issue 500,000 common shares, all of which shall have a par value of $.01 per share. Each share shall have equal rights as to voting and in the event of dissolution or liquidation.


                                    ARTICLE V
                                    ---------
                                 PAID IN CAPITAL
                                 ---------------

         The Corporation shall not commence business until consideration of a value of at least $ 1,000 has been received by it as consideration for the issuance of its shares.

                                   ARTICLE VI
                                   ----------
                               PRE-EMPTIVE RIGHTS
                               ------------------

         Shareholders of the Corporation shall not have pre-emptive rights to subscribe for or to acquire additional shares of the Corporation, whether such shares be hereby or hereafter authorized.


                                   ARTICLE VII
                                   -----------
                        OFFICERS AND DIRECTORS CONTRACTS
                        --------------------------------

         No contract or other transaction between this Corporation and any other firm or corporation shall be affected by the fact that a director or officer of this Corporation has an interest in, or is a director or officer of such firm or other corporation. Any officer or director, individually or with others, may be a party to, or may have an interest in, any transaction of this Corporation or any transaction in which this Corporation is a party or has an interest. Each person who is now or may become an officer or director of this Corporation is hereby relieved from liability that might otherwise obtain in the event such officer or director contracts with this Corporation for the benefit of himself or any firm or other corporation in which he may have an interest, provided such officer or director acts in good faith.


                                  ARTICLE VIII
                                  ------------
                           REGISTERED OFFICE AND AGENT
                           ---------------------------

         The address of the initial registered office of the Corporation is:

                             136 South Main Street
                           Salt Lake City, Utah 84101

         And the name of its initial registered agent at such address is:

                                 James R. Kruse


                                   ARTICLE IX
                                   ----------
                                    DIRECTORS
                                    ---------

         The Corporation  shall have not less than three (3) nor more than seven
(7) directors as determined, from time to time, by the Board of Directors. The original Board of Directors shall be comprised of three (3) persons. The names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders and until their successors are elected and shall qualify are as follows:

          Harold P. Lish              2028 East 7000 South
                                      Salt Lake City, Utah  84121

          Jeanne Smith                3611 Avondale Drive
                                      Salt Lake City, Utah  84121

          James R. Kruse              136 South Main Street
                                      Salt Lake City, Utah  84101

                                    ARTICLE X
                                    ---------
                                  INCORPORATORS
                                  -------------

                  The names and addresses of the incorporators are:

          James R. Kruse                         620 Kearns Building
                                                 136 South Main Street
                                                 Salt Lake City, Utah  84101

          Susan Parduhn                          620 Kearns Building
                                                 136 South Main Street
                                                 Salt Lake City, Utah  84101

          Scott K. Zimmerman                     620 Kearns Building
                                                 136 South Main Street
                                                 Salt Lake City, Utah  84101

          DATED this 17th day of August, 1978

                                 INCORPORATORS:



                  James R. Kruse                   /s/  James R. Kruse
                                                   -----------------------------


                  Susan Parduhn                    /s/  Susan Parduhn
                                                   -----------------------------


                  Scott K. Zimmerman               /s/  Scott K. Zimmerman
                                                   -----------------------------

STATE OF UTAH                       )
                                    )        ss :
COUNTY OF SALT LAKE                 )



     I, Kristine V. Lundsberg, a Notary Public, hereby certify that on the 17th day of August, 1978 , personally appeared before me, James R. Kruse, Susan Parduhn and Scott K. Zimmerman, who, being by me first duly sworn, severally declared that they are the persons who signed the foregoing documents as incorporators, and that the statements therein contained are true.


                                         /s/ Kristine V. Lundsberg
                                         -----------------------------------
                                         Notary Public
                                         Residing in Salt Lake County, Utah



My  Commission  Expires :

October 13, 1981

                                   AMENDMENTS

                                       to

                            ARTICLES OF INCORPORATION

                     AMENDMENT TO ARTICLES OF INCORPORATION

                                       OF

                          SWISSAMERA ENTERPRISES, INC.


     Pursuant to Section 16-10a-1006 of the Utah Revised Business Corporation Act, the Undersigned hereby certifies that pursuant to the written consent of shareholders of SwissAmera Enterprises, Inc. (the "Corporation") taken

     May 4, 2001, the Articles of Incorporation are amended as set forth hereinafter:


         1: Article I of the Articles of Incorporation is hereby amended to read as follows:


                                    ARTICLE I
                                    ---------

                         The name of the Corporation is:

                             ROYAL OIL & GAS CORP.

         2: At the date of the shareholder's written consent, the Corporation had a total of 5,469,579 shares of common stock issued and outstanding and entitled to vote and a total of 3,383,011 shares consented to adopt the Amendment set forth above.


         IN WITNESS WEREOF, these Articles of Amendment were adopted May 4, 2001 and executed this 30th day of May 2001.

                                        SWISSAMERA ENTERPRISES, INC.


                                        /s/ Delbert G. Blewett
                                        -----------------------------------
                                        Delbert G. Blewett, Secretary



(State of Utah approval stamp)

                            CERTIFICATE OF AMENDMENTS
                        TO THE ARTICLES OF INCORPORATION
                                       OF
               WHO'S THE GREATEST, INC. (FKA KELLARD MARBLE, INC.)


     A Special Meeting of Shareholders of Who's the Greatest, Inc., (the "Company") was held on the 31st day of

     January, 1994 at 255 West 1st Street, Suite 304, North Vancouver B.C., Canada V7M 3GB, at 10:00 a.m. On the

     date of the Meeting there were 3,000,000 common shares issued and outstanding, and there were present or represented by proxy at the meeting 2,179,000 common shares, all of which voted in favor of adopting a resolution authorizing the Company's Board of Directors to amend the Company's Articles of Incorporation as follows:


                                    ARTICLE I
                                    ---------

                                      NAME
                                      ----


         The name of the Corporation is:

                          SWISSAMERA ENTERPRISES, INC.



         THEREFORE, the Corporation has hereunto set its hand this the 18th day of February, 1994.


                                                WHO'S THE GREATEST, INC.




                                                --------------------------------
                                                Robert O. Sanford, President



(State of Utah approval stamp)

                                AMENDMENTS TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                              KELLARD MARBLE, INC.


By consent of the stockholders at a combined regular and special meeting held on February 2, 1989, with

3,000,000 shares outstanding, with a vote of 2,360,000 shares for, 0 shares against and 640,000 shares abstaining;

     and pursuant to the provisions of the Utah Business Corporation Act, the undersigned corporation adopts the following articles as amendments to its Articles of Incorporation:



FIRST:

         The name of the Corporation shall hereby be changed to:

                               WHO'S THE GREATEST





                                                     ---------------------------
                                                     B. Gundersen, President





                                                     ---------------------------
                                                     R. Sanford, Secretary



---------------------------------
M. Shortt, Notary Public


         Subscribed and sworn before me this 2nd day of March 1989.




(State of Utah approval stamp)

                                AMENDMENTS TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                             PRICE CARD & GIFT, INC.


By consent of the shareholders at a combined regular and special meeting held on May 13, 1988, with the vote being 51,000 shares for 0 shares against and 24,000 shares abstaining; and pursuant to the provisions of the

Utah Business Corporation Act, the undersigned corporation adopts the following articles as amendments to its

Articles of Incorporation:



                                   ARTICLE I
                                   ---------


         The name of the Corporation hereby shall be changed to:

                              KELLARD MARBLE, INC.



                                   ARTICLE IV
                                   ----------


     The Corporation  shall hereby be authorized to issue  50,000,000  shares of common stock, all of which shall have a pare value of $0.001 per share.




                                  ARTICLE VIII
                                  ------------

         The  name  and  address  of the  registered  agent  and  office  of the corporation is:

                                 Brent Gundersen
                               4213 Holladay Blvd.
                           Salt Lake City, Utah 84124



(State of Utah approval stamp)